Exhibit 99.1

Zoned Properties Redeems 32.3% of Outstanding Shares into Company Treasury

Eliminates Tenant Related Party Relationships

Management to Focus on Business Growth and Diversification

SCOTTSDALE, Ariz., Jan. 3, 2019 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY) (“Zoned Properties”), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced the completion of a 32.3% common stock redemption as consideration for amending agreements with its primary tenant and client in Arizona, Hana Meds.

Under the agreements, Zoned Properties will receive approximately 5.64 million shares of its common stock, or 32.3% of the shares outstanding, back into the treasury in exchange for providing Hana Meds with payment optionality for its advisory services. Amendments have been executed for Zoned Properties’ licensed medical marijuana facilities in Chino Valley, Arizona and Tempe, Arizona effective January 1, 2019. Zoned Properties plans to hold the redeemed shares in the Treasury, and leverage its new capital structure to advance business growth, diversification, and partnerships. All related party relationships between Zoned Properties and its tenants have been eliminated as a result of the completed transaction.

Zoned Properties and Hana Meds will continue their long-term strategic advisory relationship, under which Zoned Properties will continue to assist Hana Meds in aspects of building and facility performance in an effort to increase efficiency, sustainability and profitability. Under the terms of the amended agreements, Hana Meds will tender payment for any advisory services in the form of hourly advising fees in lieu of fees previously based on 10% of gross revenues.

“The return of 32.3% of our outstanding stock provides us with an immediate boost to our balance sheet and returns value to our shareholders,” commented Bryan McLaren, Chief Executive Officer. “A special committee of the Board of Directors was established to consider this transaction, and as part of this review, an independent, third-party financial advisory firm was hired to analyze the transaction.”

“We anticipate 2019 to be a year of tremendous business growth and diversification for Zoned Properties,” added Mr. McLaren. “Licensed operators in the regulated cannabis industry are recognizing the critical importance and complexity of navigating zoning and development requirements for regulated cannabis facilities. Zoning, permitting, and development can be some of the most challenging areas for these start-up businesses and are often underestimated. Our proven track record of successfully navigating local zoning challenges and overcoming permitting and development requirements puts us in a unique position to provide real estate services to licensed cannabis operators across the country. By leveraging our recognized expertise with licensed medical marijuana operators, we intend to pioneer the zoning and development process for the regulated cannabis industry.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. Zoned Properties is an accredited member of the Better Business Bureau, the Forbes Real Estate Council, and the U.S. Green Building Council. Zoned Properties focuses on the strategic development of commercial properties that face unique zoning challenges; identifying solutions that could potentially have a major impact on cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned or permitted for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Zoned Properties’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Zoned Properties’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Zoned Properties’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Zoned Properties assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.